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                                                                    EXHIBIT 99.3


Stock Symbols:                      Investor Contacts:
NYSE:    LWN                        Paul Wagler, Senior Vice President, Finance
TSE:     LWN                        Dwight Hawes, Vice President, Finance
ME:      LWN                        The Loewen Group Inc.
                                    Tel: (800) 347-7010


                                    Media Contacts:
                                    Dave Laundy, Vice President, Communications
                                    The Loewen Group Inc.
                                    Tel: (604) 293-7857

                                    Thomas C. Franco
                                    Broadgate Consultants, Inc.
                                    Tel: (212) 229-2222


                             FOR IMMEDIATE RELEASE

LOEWEN GROUP BOARD TO REVIEW SERVICE CORPORATION ANNOUNCEMENT

              ____________________________________________________

VANCOUVER, October 2, 1996 -- The Loewen Group Inc. (NYSE: LWN) announced today that the Loewen Board of Directors will review Service Corporation International's (SCI) October 2 announcement concerning an exchange offer and will respond in due course.

The Company also said that it has asked its legal and financial advisors to review SCI's announcement in light of the regulatory, industry and financial issues raised by SCI's announcement.
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